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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 15, 1998

                          Transworld Healthcare, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)



       1-11570                                            13-3098275
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(Commission File Number)                    (I.R.S. Employer Identification No.)


    555 Madison Avenue, New York, New York                  10022
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   (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code (212) 750-0064



           --------------------------------------------------------
          (Former name or former address, changed since last report.)



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ITEM 5. OTHER EVENTS

        On July 15, 1998, Transworld Healthcare Inc.'s ("Transworld") home nursing subsidiary ("Seller") sold substantially all of its assets (while retaining its liabilities) to Pediatric Services of America, Inc. ("PSA") pursuant to an Asset Purchase Agreement dated as of June 5, 1998 between Transworld, the Seller and PSA (the "Agreement"). The aggregate purchase price for the assets was $5,300,000 which was paid in cash at closing. Subject to the terms of the Agreement, $300,000 of such amount will be retained in escrow during the one-year period following the closing to secure the Seller's obligations under the Agreement. The net proceeds from the transaction will be used to reduce borrowings under Transworld's senior credit facility, of which $4,100,000 was paid on July 15, 1998.

        Certain statements contained herein are forward-looking statements that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results in the future periods or plans for future periods to differ materially from those described herein as anticipated, believed or estimated.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)  Exhibits
        99.1 Asset Purchase Agreement dated as of June 5, 1998 between Transworld, the Seller and PSA.


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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July  16, 1998
                                                  TRANSWORLD HEALTHCARE, INC.
                                                  ---------------------------
                                                          (Registrant)



                                                  By:  /s/ Wayne A. Palladino
                                                     ---------------------------
                                                       Wayne A. Palladino
                                                       Senior Vice President and
                                                       Chief Financial Officer



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